Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-31620 on Form S-8 and Amendment No. 1 to Registration Statement No. 333-106065 on Form S-2 of RGC Resources, Inc. of our report dated December 17, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2003.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

December 17, 2003.